UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 08, 2023

DASEKE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37509	47-3913221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15455 Dallas Parkway Suite 550
Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DSKE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2023, at the 2023 annual meeting of shareholders (the “Annual Meeting”) of Daseke, Inc. (the “Company”), as further described below in Item 5.07, the Company’s shareholders approved an amendment and restatement (the “Restatement”) of the Daseke, Inc. 2017 Omnibus Incentive Plan (as amended from time to time, the “Incentive Plan”). Previously, subject to the approval by the Company’s shareholders at the Annual Meeting. the Company’s Board of Directors (the “Board”) approved the Restatement, which, among other things, (i) increases the number of shares that may be granted as awards under the Incentive Plan by 3,000,000, (ii) extends the scheduled expiration date of the Incentive Plan from June 18, 2031 to June 8, 2033, (iii) provides that the one-year minimum vesting requirement set forth in the Incentive Plan applies to all awards, including awards granted under the Incentive Plan to non-employee directors, subject to an exception for 5% of the Incentive Plan share reserve and the Board’s Compensation Committee’s ability to allow for accelerated vesting for any reason, and (iv) provides that any shares of common stock that are delivered, withheld or surrendered to satisfy any tax withholding obligations relating to an award granted under the Incentive Plan (other than a stock option or stock appreciation right) will again be available for issuance under the Incentive Plan.

The Incentive Plan is a long-term incentive plan pursuant to which awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash- and stock-based performance awards, may be granted to certain employees, consultants and directors of the Company and its affiliates. It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the Incentive Plan subsequent to the Annual Meeting because the grant and payment of such awards is subject to the discretion of the Board’s Compensation Committee.

The foregoing description of the Restatement is a summary only and is qualified in its entirety by reference to the complete text of the Restatement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. In addition, a description of the material terms of the Restatement and the Incentive Plan was included in the Company’s proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 27, 2023, as supplemented (the “Proxy Statement”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 8, 2023, the Company held the Annual Meeting. As of April 14, 2023, the record date for the Annual Meeting, 45,196,829 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by the Company’s shareholders and the final voting results for each such matter are set forth below.

Proposal 1 – Election of Directors

Each of the following persons was duly elected by the Company’s shareholders to serve as a director on the Board until the Company’s 2024 annual meeting of shareholders and until his or her successor is elected and qualified or his or her earlier death, resignation or removal, with votes as follows:

Nominee	For	Withhold	Broker Non-Votes
Bruce Blaise Brian Bonner	23,525,773 12,439,462	2,273,596 13,359,907	12,591,607 12,591,607
Catharine Ellingsen	23,426,286	2,373,083	12,591,607
Grant Garbers	25,184,088	615,281	12,591,607
Melendy Lovett Charles “Chuck” F. Serianni	23,508,881 23,566,176	2,290,488 2,233,193	12,591,607 12,591,607
Jonathan Shepko	23,855,292	1,944,077	12,591,607
Ena Williams	20,515,375	5,283,994	12,591,607

Proposal 2 – Ratification of Appointment of the Independent Registered Public Accounting Firm

The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 was ratified by the Company’s shareholders, with votes as follows:

For	Against	Abstained	Broker Non-Votes
37,938,486	428,533	23,957	—

Proposal 3 – Advisory Vote on Named Executive Officer Compensation

The executive compensation of the Company’s named executive officers as described in “Executive Compensation” in the Proxy Statement was approved, on an advisory basis, by the Company’s shareholders,with votes as follows:

For	Against	Abstained	Broker Non-Votes
23,333,923	2,381,774	83,672	12,591,607

Proposal 4 – Amendment and Restatement of the Daseke, Inc. 2017 Omnibus Incentive Plan

The amendment and restatement of the Incentive Plan was approved by the Company’s shareholders, with votes as follows:

For	Against	Abstained	Broker Non-Votes
19,373,478	4,968,339	1,457,552	12,591,607

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Daseke, Inc. 2017 Omnibus Incentive Plan, as amended and restated on June 8, 2023.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

Date:	June 9, 2023	By:	/s/ Soumit Roy
Soumit Roy, Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary